EXHIBIT 3.1
                                   -----------

                            ARTICLES OF INCORPORATION
                                       OF
                              BLACK GARDENIA CORP.


ARTICLE I     NAME

The name of this corporation is Black Gardenia Corp.


ARTICLE III     DESIGNATED RESIDENT AGENT

The resident agent of the corporation where process may be served is:

           Name                                         Address
           ----                                         -------
Nevada Agency and Trust Company              50 West Liberty Street, Suite 880
                                             Reno, Nevada  89501

ARTICLE III     PURPOSES

The purpose, object and nature of the business for which this corporation is organized are:

(a)      to engage in any lawful activity; and

(b) to carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

ARTICLE IV     DURATION

The corporation will have perpetual existence.


ARTICLE V     POWERS

The powers of the corporation will be those powers granted by 78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the corporation will have the following specific powers:

(a) To elect or appoint officers and agents of the corporation and fix their compensation;

(b) To act as an agent for any individual, association, partnership, corporation, or other legal entity;

(c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments;

(d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares purchased, directly or indirectly, out of earned surplus;

(e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes.



ARTICLE VI    AUTHORIZED CAPITAL STOCK

The total authorized capital stock of the corporation is 100,000,000 shares of common stock with a par value of $0.001. All stock when issued will be deemed fully paid and non-assessable. No cumulative voting, on any matter to which stockholders will be entitled to vote, will be allowed for any purpose.


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The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors will, from time to time, determine. Stockholders will not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

ARTICLE VII     DIRECTORS

Section 1. Size of Board. Members of the governing board of this corporation shall be styled Directors. The number of directors of this corporation may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors. Their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties will be such as are prescribed by statute and in the bylaws of the corporation. The name and post office address of the directors constituting the first board of directors, which will be one (1) in number are:

                  Name                        Address
                  ----                        -------

                  Harry Miller                P.O. Box 741
                                              Bellevue, Washington 98009

Section 2. Powers of Board. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

(a) To make, alter, amend and repeal the bylaws subject to the power of the shareholders to alter or repeal the bylaws made by the Board of Directors;

(b) Subject to the applicable provisions of the bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the account and books of the corporation, or any of them, will be open to shareholder inspection. No shareholder will have any right to inspect any of the accounts, books or documents of the corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders of the corporation;

(c) To issue stock of the corporation for consideration of any tangible or intangible property or benefit to the corporation including, but not limited to, cash, promissory notes, services performed, or for any other assets of value in accordance with the action of the Board of Directors without vote or consent of the shareholders and the judgement of the Board of Directors as to value received and in return therefore will be conclusive and said stock when issued will be fully paid and non-assessable;

(d) To authorize and issue, without shareholder consent, obligations of the corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the corporation, including after acquired property;

(e) To determine whether any and if so what part of the earned surplus of the corporation will be paid in dividends to the shareholders, and to direct and determine other use and disposition of such earned surplus;

(f) To fix, from time to time, the amount of the profits of the corporation to be reserved as working capital or for any other lawful purpose;

(g) To establish bonus, profit-sharing, stock option or other types of incentive compensation plans for the employees, including officers and directors, of the corporation and to fix the amount of profits to be shared and distributed, and to determine the persons to participate in any such plans and the amount of their respective participations; (h) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which to the extent permitted by law and authorized by the resolution of the bylaws will have and may exercise the powers of the Board;

(i) To provide for the reasonable compensation of its own members by bylaws, and to fix the terms and conditions upon which such compensation will be paid;

(j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by

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     the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the bylaws of the corporation.

Section 3. Interested Directors. No contract or transaction between this corporation and any of its directors, or between this corporation and any other corporation, firm, association, or other legal entity will be invalidated by reason of the fact that the director of the corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm or association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that (1) the interest of each such director will have been disclosed to or known by the Board and a disinterested majority of the Board will have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S. 78.140 are met.

ARTICLE VIII     LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS

The personal liability of a director or officer of the corporation to the corporation or the shareholders for damages for breach of fiduciary duty as a director or officer will be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

ARTICLE IX     INDEMNIFICATION

Each director and each officer of the corporation may be indemnified by the corporation as follows:

(a) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgement, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not itself create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was lawful.

(b) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer or employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonable incurred by him in connection with the defense.

(d) Any indemnification under subsection (a) and (b) unless ordered by a court or advanced pursuant to subsection (e), must be made by the corporation only as authorized in the specific case upon determination

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     that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         By the stockholders;
          (i) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
          (ii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
          (iii) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or Articles of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (e) may not be made to or on behalf of any director or officer if a final adjudication established that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
     (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ARTICLE X     PLACE OF MEETING; CORPORATE RECORD BOOKS

Subject to the laws of the State of Nevada, the shareholders and the directors will have the power to hold their meeting, and the directors will have the power to have an office or offices and to maintain the books of the corporation outside the State of Nevada, at such place or places as may from time to time be designated in the bylaws or by appropriate resolution.

ARTICLE XI     AMENDMENT OF ARTICLES

The provision of these articles of incorporation may be amended, altered or repealed from time to time to the extent and manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and shareholders are granted subject to reservation.

ARTICLE XII     INCORPORATORS

The names and post office addresses of the incorporators of this corporation are:

                  Name                    Address
                  ----                    -------
                  Harry Miller            P.O. Box 741
                                          Bellevue, Washington 98009






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                                   SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


BLACK GARDENIA, CORP..



----------------------------------
Harry Miller, President, Chief Executive Officer
Treasurer and Director


ARTICLE XIII ELECTION REGARDING NRS 78.378-78.3793 AND 78.411-78.444

This corporation will NOT be governed by nor will the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied to this corporation.


                                           /s/Harry Miller/s/
                                           -------------------------------
                                           Harry Miller, Incorporator


On February 5, 2000, personally appeared before me, a Notary Public, Harry Miller, who acknowledged that he executed the above instrument.

                                            /s/Alixe B.Cormick/s/
                                            -------------------------------
                                            Alixe B. Cormick
                                            Notary Public in and for the
                                            Province of British Columbia








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